Exhibit 10.49
TO:        Mr. Michael Gunter, Director
FROM:        E.P. Marinos, Chairman of the Board
DATE:        October 29, 2012
RE:        Interim CEO Assignment

The Board of Directors of Arrhythmia Research Technology, Inc. (the “Company”) has appointed you to serve as Interim CEO effective October 29, 2012. We anticipate for you to serve as Interim CEO for a period of 90 days. Should the Board require your services for a longer period, you will be notified. Upon receipt of this notification, the Executive Committee requests you perform the following duties within three business days:

•	Acknowledge and Sign this Interim CEO Letter of Understanding

•	Implement Communication Plan outlined in Section 3E of the CEO Succession Plan as directed by the Executive Committee

•	Execute All Applicable Transition Documents

The Executive Committee should be notified when these activities are completed. During this 90 day period, the following guidelines will be in place:

Title:	Interim CEO

Effective Date:	October 29, 2012

Salary/Benefits:
Your salary for this initial 90 day period will be $50,000 and benefits as covered by the Employee Manual, except for medical insurance benefits. Reasonable expenses incurred on behalf of the Company will be reimbursed. Should we request that you remain Interim CEO for an extended period of time, we will consider and present any appropriate salary and benefit adjustment for your consideration. We will endeavor to begin this process in 60 days.

Contact:	You will report to the full Board of Directors through the Executive Committee of the Board of Directors.

Please confirm your acceptance of this assignment in the space provided below and return it to the Chairman of the Board within three business days. If you have any questions, please contact the Chairman or the Board at (xxx) xxx-xxxx or (xxx) xxx-xxxx. This correspondence does not constitute a direct or implied contract of employment, nor does it imply any commitment to being named CEO.

I accept this assignment as Interim CEO.

/s/ Michael S. Gunter                             10/29/2012
Name                                    Date

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